UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)  April 21, 2005

                              SNOCONE SYSTEMS INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                    0-33519
                            (Commission File Number)

                                   98-0360989
                        (IRS Employer Identification No.)

                        SUITE 440 - 1555 E. FLAMINGO ROAD
                            LAS VEGAS, NEVADA, 89119
               (Address of principal executive offices)(Zip Code)

               Registrant's telephone number, including area code
                                 (604) 601-2181

                  ____________________________________________
         (Former name or former address, if changed since last report.)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section  5  -  Corporate  Governance  and  Management

Item 5.02(d) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 26, 2005, the Company increased the number of directors from two to three, accepted the voluntary resignation of Kevin Day and Barry Soper as Directors of the Company and elected Dan Fleyshman, Edon Moyal and Derek Jones as Directors of the Corporation. The Company accepted the resignation of Vivian Kane as President of the Company and appointed Dan Fleyshman as President and Edon Moyal as Chief Executive Officer of the Company.

Dan Fleyshman has been President and Director of the Company since April 26, 2005. Since 2001, Mr. Fleyshman has been the President of Who's Your Daddy, Inc., recently acquired by the Company as a wholly owned subsidiary. Mr.
Fleyshman was primarily responsible for the daily operations of Who's Your Daddy, Inc. and the development of key licensing and manufacturing relationships for Who's Your Daddy, Inc.

Edon Moyal has been Chief Executive Officer and Director of the Company since April 26, 2005. Since 2001, Mr. Moyal has been the Chief Executive Officer of Who's Your Daddy, Inc., which was recently acquired by the Company as a wholly owned subsidiary. Mr. Moyal was primarily responsible developing new licensing opportunities for Who's Your Daddy, Inc., including management of the design and development of new product concepts, distribution plans, marketing concepts and the building of brand recognition.

Derek  Jones  was  appointed  as Director of Who's Your Daddy, Inc. on April 26,
2005. Along with his background in Business Administration, Mr. Jones brings his knowledge and 35 years experience in the area of corporate development and finance. Mr. Jones has been a Consultant and Telecom Analyst for nearly ten years and has an extensive background in the areas of International Finance and business affairs.

Item  1.02  Termination  of  Contract and cancellation of shares of common stock

Effective April 21, 2005, Snocone Systems Inc. and Twentyten Investments Corp mutually agreed to cancel, pursuant to Section 7.2 thereof, the Content Distribution and Revenue Share Agreement dated May 17, 2004; agreed to the return and cancellation of 400,000 post reverse split common shares (2,000,000 pre-split common shares) and agreed to the issuance by Snocone Systems to Twentyten of 40,000 shares (which represent 10% of the 400,000 shares previously issued). The shares will be issued pursuant to Regulation S and bear a restrictive legend. The shares will be issued in consideration of the termination of the Agreement and work performed by Twentyten.

Effective April 21, 2005, Snocone Systems Inc. and Riskebiz Internet Services Inc. mutually agreed to cancel the Asset Purchase Agreement, for the Assets known as RISKeye, dated October 29, 2004; agreed to the return and cancellation of the 200,000 post reverse split common shares issued pursuant to the Agreement and further agreed to the issuance by Snocone Systems of 20,000 shares to Riskebiz (which represents 10% of the 200,000 shares previously issued). The shares will be issued pursuant to Regulation S and bear a restrictive legend. The shares are issued in consideration of the termination of the Agreement and work performed by Riskebiz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNOCONE  SYSTEMS  INC.
----------------------
     (Registrant)
Date  :  May  3  ,  2005


/s/Dan  Fleyshman
-----------------
Dan  Fleyshman,  President